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Exhibit 23.1 Consent of Stonefield Josephson, Inc., Independent Registered
Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76128) pertaining to the 1991 Qualified Stock Option Plan and 1991 Nonqualified Stock Option Plan, in the Registration Statement (Form S-8 No. 33-82016) pertaining to the 1993 Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-08049) pertaining to the 1996 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-44410) pertaining to the 1993 Non-Employee Director Stock Option Plan and 1996 Stock Option Plan, of our report dated March 5, 2006, with respect to the consolidated financial statements and related schedule of Cellular Technical Services Company, Inc. as of December 31, 2005 and 2004 and for the years then ended included in the Annual Report (Form 10-KSB/A) for the year ended
December 31, 2005.

                                                  /s/ Stonefield Josephson, Inc.

Los Angeles, California
April 6, 2006

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